UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

_________________________

Crescent Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road, Cary, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 460-7770

___________________________________n/a____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2010 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2010, Crescent Financial Corporation (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  There were five proposals submitted to shareholders at the Annual Meeting.  In the case of Proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s Board of Directors.  All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting.    The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on April 13, 2010, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1 : Proposal to elect two members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Jon S. Rufty	4,713,468	76,849	2,509,827

Stephen K. Zaytoun	4,275,270	515,047	2,509,827

Proposal 2: Proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000.

For	Against	Abstain	Broker Non-Votes

6,196,936	1,064,397	38,807	4

Proposal 3: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes

6,360,394	883,548	56,199	3

Proposal 4: Proposal to ratify the appointment of Dixon Hughes PLLC as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

7,123,728	158,121	18,293	2

Proposal 5: Proposal for authority to adjourn the Annual Meeting in the event that there are not sufficient votes to constitute a quorum or to approve the proposal regarding amendment of the Company’s Articles of Incorporation.

For	Against	Abstain	Broker Non-Votes

6,389,580	871,403	39,158	3

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated May 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By: /s/ Bruce W. Elder
Bruce W. Elder Vice President

Dated: May 26, 2010